SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                       October 23, 2003 (October 20, 2003)
                Date of Report (Date of earliest event reported)


                          THE GREAT ATLANTIC & PACIFIC
                                TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                       1-4141                 13-1890974
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                Two Paragon Drive
                           Montvale, New Jersey 07645
                    (Address of principal executive offices)

                                 (201) 573-9700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)






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Item 5.     Other Events and Regulation FD Disclosure

         On October 20, 2003, The Great Atlantic & Pacific Tea Company, Inc. (the "Company") issued a press release, which announced that the Company had reached an agreement to sell its Eight O'Clock coffee division to Gryphon Investors. A copy of the October 20, 2003 press release is attached hereto as Exhibit 99.1.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.


               (c) Exhibits. The following exhibit is filed herewith:

               Exhibit No.             Description
                                       -------------------------------------

                  99.1                 Press Release dated October 20, 2003.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 23, 2003


                            THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                            By:    /s/ William P. Costantini
                            --------------------------------
                            William P. Costantini, Senior Vice President, General Counsel & Secretary

                      EXHIBIT INDEX

Exhibit No.    Description

99.1     Press release dated October 20, 2003

                                      News

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ  07645

                                For financial questions, call William J. Moss
                                                    Vice President, Treasurer
                                                               (201) 571-4019

                        For non-financial questions, call Richard P. De Santa
                                            Vice President, Corporate Affairs
                                                               (201) 571-4495



A&P Reaches Agreement to Sell Coffee Business

MONTVALE, NJ - October 20, 2003-The Great Atlantic & Pacific Tea Company, Inc. (A&P) today announced an agreement to sell its Eight O'Clock coffee division to Gryphon Investors, a San Francisco based private equity firm, for cash and a note. The Company said it will realize cash proceeds of $107.5 million and receive a contingent Note for up to $20 million, the value and payment of which is based on certain elements of the future performance of the business. The completion of the transaction is subject to customary conditions and reviews, including the closing of the buyer's financing.

Christian Haub, Chairman of the Board, President & Chief Executive Officer of A&P, said "This transaction will conclude our previously announced asset divestiture initiative to lower debt and reduce operating costs. This included the sales of our northern New England and Wisconsin operations earlier this year.

"Upon completion of the Eight O'Clock coffee transaction, we will have realized total proceeds of approximately $285 million from the asset divestiture initiatives. Although difficult, these actions were necessary to the revitalization of our U.S. business and the Company's long-term success," Mr. Haub said.

The Company said that Lehman Brothers served as financial advisor for the transaction.

Founded in 1859, A&P was one of the nation's first supermarket chains, and is today among North America's largest. The Company operates 643 stores in 11 states, the District of Columbia and Ontario, Canada under the following trade names: A&P, Waldbaum's, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center, Dominion, The Barn Markets, Food Basics and Ultra Food & Drug.

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